Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of November 19, 2014, by and among Eureka Hunter Pipeline, LLC, a Delaware limited liability company (“Borrower”), ABN AMRO Capital USA LLC, as Administrative Agent and as LC Issuer, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of March 28, 2014 (as amended, supplemented, or otherwise modified to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1.                                 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2.                                 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2:

“Amendment” means this First Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, the Consent and Agreement attached hereto and all other Loan Documents executed and delivered in connection herewith, including the supplements and amendments to the Security Documents listed on Exhibit A.

“Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II.

AMENDMENTS

Section 2.1.                                 Defined Terms.  The following defined terms in Section 1.1 of the Original Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Margin” means, for any day, with respect to any Base Rate Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, (i) from the First Amendment Effective Date to the date on which Administrative Agent receives a Compliance Certificate pursuant to Section 6.2(b) for the Fiscal Quarter ending September 30, 2014, Pricing Level III shall apply, and (ii) thereafter, the applicable rate per annum set forth in the grid below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.2(b):

Applicable Margin

Pricing Level	Consolidated Leverage Ratio	Eurodollar Loans Letter of Credit Fee	Base Rate Loans	Commitment Fee Rate
I	> 4.5:1	3.00%	2.00%	0.500%
II	>4.0:1 but <4.5:1	2.75%	1.75%	0.500%
III	>3.5:1 but <4.0:1	2.50%	1.50%	0.500%
IV	>3.0:1 but <3.5:1	2.25%	1.25%	0.375%
V	>2.5:1 but <3.0:1	2.00%	1.00%	0.375%
VI	< 2.5:1	1.75%	0.75%	0.375%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day of the calendar month immediately following the date on which a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

“Change of Control” means:

(a)                                 at any time prior to a Qualifying IPO, (i) Magnum Hunter and Morgan Stanley shall collectively cease to own, directly or indirectly, more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Magnum Hunter or (iii) Magnum Hunter shall cease to own, directly or indirectly, thirty percent (30%) or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower.

(b)                                 at any time from and after a Qualifying IPO, (i) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of Borrower cease to be occupied by individuals (1) who were members of the board of equivalent governing body on the first day of such period, (2) whose election or nomination to that board or equivalent governing body was approved by the individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (3) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (4) who were appointed by Magnum Hunter or Morgan Stanley, or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower (other than Magnum Hunter or Morgan Stanley).

“Embargoed Person” means any party with whom dealings are restricted or prohibited under Sanctions, including any party that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in, or is a Governmental Authority or governmental instrumentality of, a Sanctioned Country (a “SDN”), (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law, or (c) is Controlled or 25% or more directly or indirectly owned by a SDN.

“Eureka Operating Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Parent, dated as of October 3, 2014, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to (i) the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the offered rate on such other page or other service that displays such rate for deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) 2 Business Days prior to the commencement of such Interest Period, provided that if the Eurodollar Rate shall be less than zero under this clause (a) or clause (b), such rate shall be deemed to be zero for purposes of this Agreement; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) the LIBO Screen Rate, at approximately 11:00 a.m., London time determined 2 Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of 1 month commencing that day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the offered rate on such other page or other service that displays such rate for deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to 1 month, at the date and time of determination.

Section 2.2.                                 Additional Defined Term.  Section 1.1 of the Original Agreement is hereby amended to add the following definitions:

“First Amendment Effective Date”  means November 19, 2014.

“Morgan Stanley” means MSIP II Buffalo Holdings LLC, a Delaware limited liability company, and its Affiliates.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Cuba, Iran, Burma, North Korea, Sudan, and Syria).

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S.

Department of Commerce; (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury of the United Kingdom; or (e) any other relevant authority.

“Specified Acquisition” means an acquisition of capital assets by any Restricted Person for a purchase price of not less than $50,000,000.

“Specified Acquisition Period” means a period elected by Borrower in respect of a Specified Acquisition that commences on and including last day of the Fiscal Quarter in which such Specified Acquisition occurred and ends on the day prior to (and not including) the earlier of (a) the last day of the second Fiscal Quarter following the Fiscal Quarter in which such Specified Acquisition occurred or (b) the last day of the Fiscal Quarter following the Fiscal Quarter in which such Specified Acquisition occurred on which the Consolidated Leverage Ratio does not exceed 4.75 to 1.00; provided, that (i) Borrower shall make such election by notice to Administrative Agent not later than the date on which the Compliance Certificate is due under Section 6.2(b) in respect of the Fiscal Quarter in which such Specified Acquisition occurred, (ii) only one Specified Acquisition Period may be elected with respect to any particular Specified Acquisition, and (iii) following the election of a Specified Acquisition Period, Borrower may not elect a subsequent Specified Acquisition Period unless, at the time of such subsequent election, the Consolidated Leverage Ratio does not exceed 4.75 to 1.00.

“USA PATRIOT Act” has the meaning given in the definition of “Anti-Terrorism Laws”.

Section 2.3.                                 ArcLight. The definition of “ArcLight” in Section 1.1 of the Original Agreement is hereby deleted.

Section 2.4.                                 Patriot Act.  The definition of “Patriot Act” in Section 1.1 of the Original Agreement is hereby deleted.

Section 2.5.                                 Use of Proceeds.  The last sentence in Section 2.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

No part of the proceeds of any Loan or Letter of Credit, directly or indirectly, will be used, and none of the Borrower, nor any of its Subsidiaries or their respective directors, officers, employees, Affiliates or agents shall lend, contribute or otherwise make available such proceeds to any Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Laws or the FCPA, (B) for the purpose of funding, financing or facilitating the activities, business or transaction of or with (i) any Person currently subject to any U.S. sanctions administered by OFAC, (ii) any Embargoed Person, or (iii) in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

Section 2.6.                                 Increase to Aggregate Commitments.  Section 2.18 of the Original Agreement is hereby deleted in its entirety.

Section 2.7.                                 Capital Requirements.  The reference to “capital requirements” in Section 3.2(b) of the Original Agreement is hereby amended to read “capital or liquidity requirements”.

Section 2.8.                                 Additional Conditions Precedent.  The following proviso in Section 4.2 of the Original Agreement which reads as follows:

“No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:”

is hereby amended to read as follows:

“No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first) or issue amendments or extensions to any Letter of Credit, unless the following conditions precedent have been satisfied:”

Section 2.9.                                 Anti-Terrorism Laws.  Section 5.24 of the Original Agreement is hereby amended in its entirety to read as follows:

None of Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of their respective directors, officers, employees or Affiliates (i) has violated or is in violation of Anti-Terrorism Laws or Sanctions, (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, (iii) is an Embargoed Person, (iv) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (v) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (vi) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 2.10.                          Foreign Corrupt Practices.  Section 5.25 of the Original Agreement is hereby amended in its entirety to read as follows:

Neither Borrower nor any of its Subsidiaries or Affiliates is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, Borrower, its Subsidiaries, and, to the knowledge of Borrower, their respective directors, officers, employees and Affiliates, have conducted their business in material compliance with the FCPA.

Section 2.11.                          Limitation on Dispositions.  Clause (k) of Section 7.5 of the Original Agreement is hereby amended in its entirety to read as follows:

(k)                                 any other properties that are Disposed of not in the aggregate in excess of $10,000,000 during any Fiscal Year.

Section 2.12.                          Distributions to Parent. Clause (c) of Section 7.6 of the Original Agreement is hereby amended in its entirety to read as follows:

(c)                                  at any time prior to a Qualifying IPO, Distributions to Parent to enable Parent to make the payments required under Section 6.1(b) of the Eureka Operating Agreement as in effect on November 19, 2014;

Section 2.13.                          Dividends and Distributions. Clause (e) of Section 7.6 of the Original Agreement is hereby amended in its entirety to read as follows:

(e)                                  [Reserved]; or

Section 2.14.                          Maximum Leverage Ratio.  Section 7.14(a) of the Original Agreement is hereby amended in its entirety to read as follows:

(a)                                 As of the end of each Fiscal Quarter, the ratio of Consolidated Funded Debt as of the end of such Fiscal Quarter to Annualized Consolidated EBITDA will not be greater than (i) if a Specified Acquisition Period is not then in effect, 4.75 to 1.00, and (ii) if a Specified Acquisition Period is then in effect, 5.25 to 1.00.

Section 2.15.                          Events of Default.  The reference to “(h)(i), (h)(ii) or (h)(iii)” in Section 8.1 of the Original Agreement is hereby amended to read “(i)(i), (i)(ii) or (i)(iii)”.

Section 2.16.                          USA PATRIOT Act Notice.  Section 10.13 of the Original Agreement is hereby amended in its entirety to read as follows:

Each Lender that is subject to the USA PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and each other Restricted Person that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and each other Restricted Person, which information includes the name and address of Borrower and each other Restricted Person and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower and each other Restricted Person in accordance with the USA PATRIOT Act.

Section 2.17.                          Lenders Schedule.  Schedule 1 to the Original Agreement is hereby amended in its entirety to read as set forth in Schedule 1 attached hereto.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1.                                 Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a)                                 Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)                                 Officer’s Certificate. Administrative Agent shall have received a certificate of the secretary, assistant secretary or other Responsible Officer of Borrower certifying as of the date of this Amendment (i) that there have been no changes to the Organizational Documents of Borrower since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions (which certification may, if applicable, be by reference to previously adopted resolutions), and (iii) the signature and incumbency certificates of the officers of Borrower (which certification may, if applicable, be by reference to previously delivered incumbency certificates).

(c)                                  Existence and Good Standing Certificates. Administrative Agent shall have received an existence and good standing certificate from the applicable Governmental Authority of Borrower’s jurisdiction of incorporation, organization or formation, dated a recent date prior to the effectiveness of this Amendment.

(d)                                 Opinions of Counsel. Administrative Agent shall have received written opinions of counsel to Restricted Persons opining as to such matters as Administrative Agent may reasonably request, dated as of the effectiveness of this Amendment and in form and substance reasonably satisfactory to Administrative Agent (and each Restricted Person hereby instructs such counsel to deliver such opinions to Administrative Agent and Lenders).

(e)                                  Fees. Borrower shall have paid, in connection with such Loan Documents, all fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent’s attorneys.

(f)                                   Other Documentation. Administrative Agent shall have received all documents and instruments that Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(g)                                  No Default. Immediately prior to and after giving effect to the effectiveness of this Amendment, no Default has occurred or is continuing or shall result from the effectiveness of this Amendment.

(h)                                 Representations and Warranties.  All representations and warranties made by any Restricted Person in any Loan Document shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) on and as of the time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) as of such specific date and except that the representations and warranties contained in subsections (a) of Section 5.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.2.

(i)                                     Closing Certificate. Administrative Agent shall have received a closing certificate of a Responsible Officer of Borrower in the form of Exhibit B.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.                                 Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a)                                 All representations and warranties made by any Restricted Person in any Loan Document are true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) as of such specific date and except that the representations and warranties contained in subsections (a) of Section 5.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.2).

(b)                                 Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)                                  The execution and delivery by the various Restricted Persons of the Amendment Documents to which each is a party, the performance by each of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by the various Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i) any Law, (ii) the Organizational Documents of any Restricted Person, or (iii) the judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except (i) as expressly contemplated in the Loan Documents and (ii) such as have been obtained or made and are in full force and effect, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in respect of a Restricted Person in connection with the execution, delivery or performance by any Restricted Person of any Amendment Document to which it is a party or to consummate any transactions contemplated thereby.

(d)                                 This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person that is a party hereto or thereto, enforceable against such Restricted Person in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

ARTICLE V.

MISCELLANEOUS

Section 5.1.                                 Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document will be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2.                                 Survival of Agreements. All of each Restricted Person’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the Amendment Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

Section 5.3.                                 New Lenders Commitments.  Each financial institution listed on Schedule 1 attached hereto who was not a Lender under the Original Agreement hereby becomes a party to the Credit Agreement as a Lender (each a “New Lender”).  By its execution and delivery of this Amendment, each New Lender hereby assumes all of the rights and obligations of a Lender under the Original Agreement in respect of its Commitment set forth on Schedule 1 attached hereto.  Administrative Agent, the LC Issuer, and Borrower hereby consent to and approve each New Lender and the Commitment of each New Lender.

Section 5.4.                                 New Lender Representations and Agreements.  Each New Lender hereby represents and warrants to Administrative Agent and the LC Issuer as follows:  (a) it is not Borrower, an Affiliate of Borrower, a Subsidiary of Borrower, a natural person, a Defaulting Lender, a Subsidiary of a Defaulting Lender, or a Person who, upon becoming a Lender, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (b) from and after the Effective Date, it shall be bound by the provisions of the Original Agreement (as amended hereby) as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (c) it is sophisticated with respect to decisions to acquire assets of the type represented by such Commitment and either it, or the Person exercising discretion in making its decision to acquire such Commitment, is experienced in acquiring assets of such type, (d) it has received a copy of the Original Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a Lender under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent, the LC Issuer or any other Lender, and (e) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Original Agreement, duly completed and executed by it; and agrees that (1) it will, independently and without reliance on Administrative Agent, LC Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 5.5.                                 Reallocation.  The Lenders have authorized Administrative Agent and Borrower to make non-ratable borrowings and prepayments of the Loans, and if any such prepayment requires the payment of Eurodollar Rate Loans other than on the last day of the applicable Interest Period, Borrower shall pay any required amounts pursuant to Section 2.11, in order to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Amendment and from the Commitments of the New Lenders.

Section 5.6.                                 Loan Documents.  The Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.7.                                 Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.8.                                 Interpretive Provisions.  Section 1.3 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

Section 5.9.                                 Counterparts; Fax.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e.,

“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

EUREKA HUNTER PIPELINE, LLC,
Borrower

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President and Treasurer

ABN AMRO CAPITAL USA LLC,
Administrative Agent, LC Issuer, and a Lender

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

/s/ Casey Lowary
Casey Lowary
Executive Director

CIT BANK,
a Lender

By:	/s/ Joseph Gyurindak
	Name:	Joseph Gyurindak
	Title:	Director

ROYAL BANK OF CANADA,
a Lender

By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

BNP PARIBAS,
a Lender

By:	/s/ Matt Worstell
	Name:	Matt Worstell
	Title:	Director

By:	/s/ Keith Cox
	Name:	Keith Cox
	Title:	Managing Director

ONEWEST BANK, N.A.,
a Lender

By:	/s/ Sean Murphy
	Name:	Sean Murphy
	Title:	Executive Vice President

BRANCH BANKING AND TRUST COMPANY (A.K.A. BB&T),
a Lender

By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Vice President

THE HUNTINGTON NATIONAL BANK,
a Lender

By:	/s/ Christopher Renyi
	Name:	Christopher Renyi
	Title:	Vice President

SANTANDER BANK, N.A.,
a Lender

By:	/s/ Aidan Lanigan
	Name:	Aidan Lanigan
	Title:	SVP

By:	/s/ Kel Christensen
	Name:	Kel Christensen
	Title:	VP

U.S. BANK NATIONAL ASSOCIATION,
a Lender

By:	/s/ John Lozano
	Name:	John Lozano
	Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION,
a Lender

By:	/s/ Mark A. Serice
	Name:	Mark A. Serice
	Title:	Senior Vice President

CITIBANK N.A.,
a Lender

By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
a Lender

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH,
a Lender

By:	/s/ Kirk L. Tashjian
	Name:	Kirk L. Tashjian
	Title:	Vice President

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

CONSENT AND AGREEMENT

This Consent and Agreement is made as of November 19, 2014 by each of the undersigned Guarantors and is being executed in connection with that certain First Amendment to Credit Agreement dated as of even date herewith (the “First Amendment”) among Eureka Hunter Pipeline, LLC, a Delaware limited liability company (“Borrower”), ABN AMRO Capital USA LLC, as Administrative Agent (in such capacity, “Administrative Agent”) and as LC Issuer, and the Lenders party thereto, which amends that certain Credit Agreement, dated as of March 28, 2014 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among Borrower, Administrative Agent, LC Issuer and Lenders.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Amendment.

Each of the undersigned Guarantors hereby (i) consents to the provisions of the Amendment Documents (as defined in the First Amendment) and the transactions contemplated therein, (ii) ratifies and confirms the Guaranty dated as of March 28, 2014 (as amended, supplemented or otherwise modified to the date hereof, the “Guaranty”) made by it and the other Guarantors party thereto in favor of Administrative Agent for the benefit of the Guaranteed Parties (as such term is defined therein) and the other Loan Documents to which it is a party, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of the First Amendment and the other Amendment Documents, (iv) represents and warrants to the Lender Parties that each representation and warranty made with respect to it in any Amendment Document is true and correct in all respects on and as of time of the effectiveness of the First Amendment as if such representations and warranties had been made as of the time of the effectiveness of the First Amendment (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty is true and correct in all respects as of such specific date), and (v) agrees that the Guaranty and such other Loan Documents remain in full force and effect.

Each of the undersigned Guarantors hereby ratifies and confirms the pledge of and/or grant of a security interest in its assets which are Collateral to secure the Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant shall continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, this Consent and Agreement is made and delivered as of the date first referenced above.

Eureka Hunter Land, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Senior Vice President and Treasurer

TransTex Hunter, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Senior Vice President and Treasurer

EXHIBIT A

SECURITY DOCUMENTS

•                  First Supplement and Amendment to Open-End Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement

•                  First Supplement to Deed of Trust, Credit Line Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement

EXHIBIT B

CLOSING CERTIFICATE

November 19, 2014

Reference is made to that certain Credit Agreement dated as of March 28, 214 (as amended or supplemented, the “Agreement”), by and among Eureka Hunter Pipeline, LLC, a Delaware limited liability company (“Borrower”), ABN AMRO Capital USA LLC, as Administrative Agent (in such capacity “Agent”) and as LC Issuer, and the Lenders party thereto.  Terms which are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement.  The undersigned, Joseph C. Daches, solely in his capacity as Senior Vice President and Treasurer of Borrower, does hereby certify that he has made a thorough inquiry into all matters certified herein and, based upon such inquiry, experience, and the advice of counsel, does hereby further certify that:

He is the duly elected, qualified, and acting Senior Vice President and Treasurer of Borrower.

All representations and warranties made by any Restricted Person in any Loan Document shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) on and as of the date hereof as if such representations and warranties had been made as of the date hereof except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) as of such specific date and except that the representations and warranties contained in subsections (a) of Section 5.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.2.

Immediately prior to and after giving effect to the effectiveness of that certain First Amendment, dated as of the date hereof (the “Amendment”), by and among Borrower, Agent and the Lenders party thereto, no Default has occurred or is continuing or shall result from the effectiveness of the Amendment.

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IN WITNESS WHEREOF, the foregoing certifications are made and delivered as of the date first referenced above.

By:
Name:	Joseph C. Daches
Title:	Senior Vice President and Treasurer

[SIGNATURE PAGE TO CLOSING CERTIFICATE]

SCHEDULE 1

LENDERS SCHEDULE

Name of Lender	Commitment Amount	Applicable Percentage
ABN AMRO Capital USA LLC	$45,000,000	20.00000000000%
CIT Bank	$24,000,000	10.66666666667%
Royal Bank of Canada	$20,000,000	8.88888888889%
BNP Paribas	$18,000,000	8.00000000000%
OneWest Bank N.A.	$18,000,000	8.00000000000%
Branch Banking and Trust Company (A.K.A. BB&T)	$15,000,000	6.66666666667%
The Huntington National Bank	$15,000,000	6.66666666667%
Santander Bank, N.A.	$15,000,000	6.66666666667%
U.S. Bank National Association	$15,000,000	6.66666666667%
Amegy Bank National Association	$10,000,000	4.44444444444%
Citibank N.A.	$10,000,000	4.44444444444%
Credit Suisse AG, Cayman Islands Branch	$10,000,000	4.44444444444%
Deutsche Bank AG New York Branch	$10,000,000	4.44444444444%

TOTAL	$225,000,000.00	100.000000000%

Lenders’ Addresses:

ABN AMRO Capital USA LLC

5800 Granite Pkwy, Suite 265

Plano, TX 75024

Attn: Casey Lowary

Telephone: 972-543-6401

Email: casey.lowary@abnamro.com

CIT Bank

11 West 42nd Street, 12th Floor

New York, NY 10036

Attn: John Feeley

Telephone: 212-461-5736

Facsimile: 212-771-6023

Email: john.feeley@cit.com

Royal Bank of Canada

Williams Tower, Suite 3900

2800 Post Oak Blvd.

Houston, TX 77056

Attn: Kristan Spivey

Telephone: 713-403-5669

Facsimile: 713-403-5624

Email: kristan.spivey@rbccm.com

BNP Paribas

100 Crescent Court, Suite 500

Dallas, TX 75201

Attn: Matt Worstell

Telephone: 214-468-2626

Facsimile: 214-969-9332

Email: Matt.worstell@us.bnpparibas.com

OneWest Bank N.A.

3232 McKinney Ave, Suite 820

Dallas, TX 75204

Attn: Michael Dombroski

Telephone: 214-220-3004

Facsimile: 214-855-1430

Email: Michael.dombroski@owb.com

Branch Banking and Trust Company (A.K.A. BB&T)

333 Clay, Suite 3800

Houston, TX 77002

Attn: Ryan Michael

Telephone: 713-797-2145

Facsimile: 713-932-6285

Email: rmichael@bbandt.com

The Huntington National Bank

2 Oliver Street

Boston, MA 02110

Attn: Christopher Renyi

Telephone: 617-316-8911

Facsimile: 877-274-8593

Email: Christopher.renyi@huntington.com

Santander Bank, N.A.

1201 Louisiana St., Suite 2720

Houston, TX 77002

Attn: Brian Curran

Telephone: 713-353-8962

Email: Bcurran1@santander.us

U.S. Bank National Association

950 17th Street

8th Floor-DN-CO-T8E

Denver, CO 80202

Attn: John C. Lozano

Telephone: 303-585-4355

Facsimile: 303-585-4362

Email: John.lozano@usbank.com

Amegy Bank National Association

4400 Post Oak Parkway

Houston, TX 77027

Attn: Mark A. Serice

Telephone: 713-232-1110

Facsimile: 713-561-0345

Email: mark.serice@amegybank.com

Citibank N.A.

811 Main Street, Suite 4000

Houston, TX 77006

Attn: Jeff Ard

Telephone: 713-821-4727

Email: Jeff.ard@citi.com

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attn: Nupur Kumar

Telephone: 212-538-4044

Facsimile: 212-322-0419

Email: nupur.kumar@credit-suisse.com

Deutsche Bank AG New York Branch

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Yawar Habib

Telephone: 904-271-2531

Email: chris.park@db.com